EXHIBIT 25.1

Registration No. 333-283544

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2) ☒

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
( Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Louis Piscitelli

Citibank, N.A.

388 Greenwich Street, 26th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

Each Honda Auto Receivables 20[__]-[__] Owner Trust

that issues notes under the registration statement

( Issuer with Respect to the Securities )

(Exact name of obligor as specified in its charter)

AMERICAN HONDA RECEIVABLES LLC

(Exact name of Registrant as specified in its charter)

Delaware	80-0695898
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1919 Torrance Boulevard
Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

Asset-Backed Notes of Honda Auto Receivables 20[__]-[__] Owner Trust

(Title of Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.             Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2024 - attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 27th day of February, 2025.

CITIBANK, N.A.

By	/s/ Louis Piscitelli
Louis Piscitelli
Senior Trust Oficer

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	September 30,
	2024	December 31,
In millions of dollars	(Unaudited)	2023
Assets
Cash and due from banks (including segregated cash and other deposits)	$25,266	$27,342
Deposits with banks, net of allowance	277,828	233,590
Securities borrowed and purchased under agreements to resell (including $147,955 and $206,059 as of September 30, 2024 and December 31, 2023, respectively, at fair value), net of allowance	285,928	345,700
Brokerage receivables, net of allowance	63,653	53,915
Trading account assets (including $215,744 and $197,156 pledged to creditors as of September 30, 2024 and December 31, 2023, respectively)	458,072	411,756
Investments:
Available-for-sale debt securities (including $2,579 and $11,868 pledged to creditors as of September 30, 2024 and December 31, 2023, respectively)	234,444	256,936
Held-to-maturity debt securities, net of allowance (fair value of which is $234,310 and $235,001 as of September 30, 2024 and December 31, 2023, respectively) (includes $76 and $71 pledged to creditors as of September 30, 2024 and December 31, 2023, respectively)	248,274	254,247
Equity securities (including $855 and $766 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	7,953	7,902
Total investments	$490,671	$519,085
Loans:
Consumer (including $302 and $313 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	389,151	389,197
Corporate (including $7,804 and $7,281 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	299,771	300,165
Loans, net of unearned income	$688,922	$689,362
Allowance for credit losses on loans (ACLL)	(18,356)	(18,145)
Total loans, net	$670,566	$671,217
Goodwill	19,691	20,098
Intangible assets (including MSRs of $683 and $691 as of September 30, 2024 and December 31, 2023, respectively)	4,121	4,421
Premises and equipment, net of depreciation and amortization	30,096	28,747
Other assets (including $15,230 and $12,290 as of September 30, 2024 and December 31, 2023, respectively, at fair value), net of allowance	104,771	95,963
Total assets	$2,430,663	$2,411,834

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)
	September 30,
	2024	December 31,
In millions of dollars, except shares and per share amounts	(Unaudited)	2023
Liabilities
Deposits (including $4,112 and $2,440 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	$1,309,999	$1,308,681
Securities loaned and sold under agreements to repurchase (including $62,858 and $62,485 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	278,377	278,107
Brokerage payables (including $6,329 and $4,321 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	81,186	63,539
Trading account liabilities	142,534	155,345
Short-term borrowings (including $11,896 and $6,545 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	41,340	37,457
Long-term debt (including $117,286 and $116,338 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	299,081	286,619
Other liabilities, plus allowances	68,244	75,835
Total liabilities	$2,220,761	$2,205,583
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of September 30, 2024 —654,000 and as of December 31, 2023—704,000, at aggregate liquidation value	$16,350	$17,600
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of September 30, 2024— 3,099,718,745 and as of December 31, 2023—3,099,691,704	31	31
Additional paid-in capital	108,969	108,955
Retained earnings	204,770	198,905
Treasury stock, at cost: September 30, 2024—1,208,453,942 shares and December 31, 2023— 1,196,577,865 shares	(75,840)	(75,238)
Accumulated other comprehensive income (loss) (AOCI)	(45,197)	(44,800)
Total Citigroup stockholders’ equity	$209,083	$205,453
Noncontrolling interests	819	798
Total equity	$209,902	$206,251
Total liabilities and equity	$2,430,663	$2,411,834

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.